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                                                                     EXHIBIT 4.2

                                                                Executed Version

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 2, 2003 by and among American Financial Group, Inc., an Ohio corporation (the "Company"), American Financial Corporation (the "Guarantor") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Warburg LLC and Credit Suisse First Boston LLC (the "Initial Purchasers"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         The Company and the Guarantor agree with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein), and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

         Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" with respect to any specified person, has the meaning specified in Rule 144.

         "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 principal amount at maturity of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

         "Applicable Principal Amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of Notes, the sum of the initial issue price of such Notes ($371.53) plus accrued original issue discount and any accrued cash interest with respect to such Notes through such date of determination or, if no Notes are then outstanding, such sum calculated as if such Notes were then outstanding.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Common Stock" means any shares of the common stock, no par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

         "Conversion Rate" has the meaning assigned to such term in the Indenture.

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         "Damages Accrual Period" has the meaning specified in Section 2(e)
hereof.

         "Damages Payment Date" means each June 2 and December 2.

         "Deferral Notice" has the meaning specified in Section 3(i) hereof.

         "Deferral Period" has the meaning specified in Section 3(i) hereof.

         "Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

         "Effectiveness Period" means the period of two years from the Issue Date or such shorter period ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "Event" has the meaning specified in Section 2(e) hereof.

         "Event Date" has the meaning specified in Section 2(e) hereof.

         "Event Termination Date" has the meaning specified in Section 2(e) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

         "Guarantee" has the meaning specified in the Indenture.

         "Guarantor" has the meaning specified in the first paragraph of this Agreement.

         "Holder" has the meaning specified in the second paragraph of this Agreement.

         "Indenture" means the Indenture dated as of the date hereof among the Company, the Guarantor and U.S. Bank National Association, a national banking association, as trustee, pursuant to which the Notes are being issued.

         "Initial Shelf Registration Statement" has the meaning specified in
Section 2(a) hereof.

         "Issue Date" means June 2, 2003.

         "Liquidated Damages Amount" has the meaning specified in Section 2(e) hereof.

         "Majority Holders" means the Holders of a majority of an aggregate principal amount at maturity of securities registered under any Shelf Registration Statement.

         "Material Event" has the meaning specified in Section 3(i) hereof.

         "NASD Rules" has the meaning set forth in Section 3(s) hereof.

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         "Notes" means the Senior Convertible Notes due 2033 of the Company to
be purchased pursuant to the Purchase Agreement.

         "Notice and Questionnaire" means a written notice delivered to the Company and the Guarantor containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company and the Guarantor dated May 27, 2003 relating to the Notes.

         "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company and the Guarantor on or prior to such date.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

         "Record Holder" means with respect to any Damages Payment Date relating to any Note or shares of Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered Holder of such Note or such shares of Underlying Common Stock, as the case may be, on the 15th day immediately prior to the next succeeding Damages Payment Date or, if all Events giving rise to the Liquidated Damages Amount payable on such Damage Payment Date have been cured and no such Event is continuing on such date, as of the date on which the last such Event was cured.

         "Registrable Securities" means the Notes, the Guarantee and the Underlying Common Stock until such securities have been converted or exchanged and, at all times subsequent to any such conversion or exchange, any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company, or (iii) its sale to the public pursuant to Rule 144.

         "Registration Expenses" has the meaning specified in Section 5 hereof.

         "Registration Statement" means any registration statement of the Company and the Guarantor that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials

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incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "Restricted Securities" has the meaning assigned to such term in Rule 144.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

         "Subsequent Shelf Registration Statement" has the meaning specified in
Section 2(b) hereof.

         "Subsequent Shelf Registration Statement Effectiveness Deadline Date" has the meaning specified in Section 2(d) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means U.S. Bank National Association, a national banking association (or any successor entity), the Trustee under the Indenture.

         "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

         SECTION 2.        Shelf Registration.

         (a) The Company and the Guarantor shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is ninety (90) days after the Issue Date (the "Filing Deadline Date") a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on an appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Initial Shelf Registration Statement; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written consent of the Company and the Guarantor (such consent to be withheld or

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granted in the Company's and the Guarantor's sole and absolute discretion). The
Company and the Guarantor shall use reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is one-hundred and eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (and/or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act (subject to Section 3(i)) until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Shelf Registration Statement became effective shall be named as a selling security holder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with
Section 2(d) and is in compliance with Section 4. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than as provided in Section 3(i)), the Company and the Guarantor shall use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Company and the Guarantor to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement (a "Subsequent Shelf Registration Statement") covering all of the securities that as of the date of such filing are Registrable Securities. If any post-effective amendment or Subsequent Shelf Registration Statement is filed, the Company and the Guarantor shall use reasonable best efforts to cause the amended Registration Statement or the Subsequent Shelf Registration Statement, as the case may be, to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period (but in no event later than 30 days after filing or expiration of the Deferral Period, as the case may be), and to keep such Registration Statement (or Subsequent Shelf Registration Statement) continuously effective (subject to
Section 3(i)) until the end of the Effectiveness Period.

         (c) The Company and the Guarantor shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantor for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Company and the Guarantor do not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the registered Holders.

         (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related

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Prospectus, it will do so only in accordance with this Section 2(d) and Sections
3(i) and 4 of this Agreement. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company and the Guarantor at least five (5) Business Days prior to any intended distribution of Registrable Securities under a Shelf Registration Statement.
With respect to any Holder who delivers a completed and executed Notice and Questionnaire to the Company and the Guarantor after the last date prior to initial effectiveness pursuant to which Registrable Securities may be included in the Initial Shelf Registration Statement, the Company and the Guarantor shall, as promptly as is reasonably practicable after the date a Notice and Questionnaire is delivered, but in any event, no later than five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a supplement to the related Prospectus or an amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement and any necessary supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement or file a Subsequent Shelf Registration Statement, they shall use their reasonable best efforts to cause such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, to be declared effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date (the applicable date being the "Amendment Effectiveness Deadline Date" in the case of a post-effective amendment or the "Subsequent
Shelf Registration Statement Effectiveness Deadline Date" in the case of a Subsequent Shelf Registration Statement) that is thirty (30) days after the date such post-effective amendment or Subsequent Shelf Registration Statement, as the case may be, is required by this clause to be filed; provided, however, that if a post-effective amendment or a Subsequent Shelf Registration Statement is required by the rules and regulations of the SEC in order to permit resales by Holders submitting Notices and Questionnaires after the last date prior to initial effectiveness pursuant to which Registrable Securities may be included in the Initial Shelf Registration Statement, neither the Company nor the Guarantor shall be required to file more than one post-effective amendment or Subsequent Shelf Registration Statement for such purpose in any thirty (30) day period; (ii) provide such Holder copies of any documents filed pursuant to
Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Shelf Registration Statement filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company and the Guarantor shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above not later than five (5) Business Days following expiration of the Deferral Period in accordance with
Section 3(i); provided, further, that if under applicable law the Company and the Guarantor have more than one option as to the type or manner of making any such filing, they will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of

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the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company and the Guarantor shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time a Registration Statement was initially declared effective) shall be named as a selling security holder in a Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d). Notwithstanding the provisions of Section 3, any amendment or supplement to a Registration Statement and any Subsequent Shelf Registration Statement pursuant to this Section 2(d) that solely lists additional selling security holders need not be submitted for review by other Notice Holders.

         (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date (iii) either a supplement to a Prospectus, a post-effective amendment or a Subsequent Shelf Registration Statement is required to be filed and fails to be filed within the prescribed period set forth in Section 2(d) (the applicable date being an "Additional Filing Deadline Date") or in the case of a post-effective amendment or a Subsequent Shelf Registration Statement, such post-effective amendment or Subsequent Shelf Registration Statement is not declared effective by the SEC by the Amendment Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date or (iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iv) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the Additional Filing Deadline Date, the Amendment Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be, in the case of clause (iii) and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by
Section 3(i) hereof in the case of clause (iv), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date a post-effective amendment to the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement, whichever is required, is filed or becomes effective, as the case may be, in the case of an Event of the type described in clause (iii) and the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iv).

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         Accordingly, commencing on (and including) any Event Date and ending on
(but excluding) the next date after an Event Termination Date (a "Damages
Accrual Period"), the Company and the Guarantor, jointly and severally, agree to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of then outstanding Notes that are Registrable Securities or of then outstanding shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period, based on a 360-day year comprised of twelve (12) 30-day months from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate Applicable Principal Amount of such Notes, calculated based on a 360-day year comprised of twelve (12) 30-day months or the aggregate Applicable Conversion Price of the shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (ii) of the immediately preceding paragraph, no Liquidated Damages Amount shall be payable by the Company or the Guarantor to any Holder if no Holder has delivered a Notice and Questionnaire to the Company and the Guarantor in accordance with Section 2(d) and the failure to receive such a Notice and Questionnaire prevents the performance necessary to keep such Event from occurring; provided, further, that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company and the Guarantor of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of the Liquidated Damages Amount by the Company and the Guarantor).

         The Trustee, subject to the applicable provisions of the Indenture, shall be entitled, for the benefit of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of

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any Liquidated Damages Amount. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         All of the Company's and the Guarantor's obligations set forth in this
Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

         The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective amended or replaced to include the names of all Notice Holders or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

         SECTION 3. Registration Procedures. In connection with the registration obligations of the Company and the Guarantor under Section 2 hereof, the Company and the Guarantor shall:

         (a) Before filing any Registration Statement or Prospectus or any amendments or supplements (other than supplements that solely add one or more Notice Holders as selling security holders) thereto with the SEC, furnish to the Initial Purchasers copies of all such documents proposed to be filed and use reasonable best efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statements, as the case may be, as may be necessary to keep such Initial Registration Statement and/or such Subsequent Shelf Registration Statements continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus(es) to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by any Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in any such Registration Statement as so amended or any such Prospectus as so supplemented.

         (c) As promptly as reasonably practicable give notice to the Notice Holders and the Initial Purchasers (i) when any Prospectus, Prospectus supplement, Registration

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Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (provided, however, that neither the Company nor the Guarantor shall be required by this clause (i) to notify (A) the Initial Purchasers of the filing of a Prospectus supplement that solely adds one or more Notice Holders as selling security holders or (B) any Notice Holder of the filing of a Prospectus supplement that solely adds one or more other Notice Holders as selling security holders), (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company, the Guarantor or either of their legal counsel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company or the Guarantor shall be required pursuant to this clause (v) in the event that the Company and the Guarantor either promptly files a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Company and the Guarantor that a post-effective amendment to a Registration Statement or Subsequent Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company and the Guarantor (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

         (d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as soon as reasonably possible or, if any such order or suspension is made effective during any Deferral Period, as soon as reasonably possible after the expiration of such Deferral Period.

         (e) If reasonably requested by the Initial Purchasers or any Notice Holder, as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement or a Subsequent Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required

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filings of such Prospectus supplement, such post-effective amendment or such
Subsequent Shelf Registration Statement; provided, that neither the Company nor the Guarantor shall be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company and the Guarantor, required for compliance with applicable law.

         (f) As promptly as reasonably practicable after the filing of such documents with the SEC furnish to each Notice Holder and the Initial Purchasers, upon their written request and without charge, at least one (1) conformed copy of each Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company and the Guarantor by such Notice Holder or the Initial Purchasers, as the case may be).

         (g) During the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company and the Guarantor hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

         (h) Subject to Section 3(i), prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that neither the Company nor the Guarantor will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

         (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of proceedings with respect to any Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any pending corporate development that, in the discretion of either the Company or the Guarantor, makes it appropriate to suspend the availability of any Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company and the Guarantor that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company and the Guarantor will use reasonable best efforts to ensure that the use of the Prospectus may be resumed
(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the judgment of the Company and the Guarantor, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or the Guarantor or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company and the Guarantor, such suspension is no longer appropriate. So long as the period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") does not exceed thirty (30) days during any three (3) month period or sixty (60) days during any twelve (12) month period, the Company and the Guarantor shall not incur any obligation to pay liquidated damages pursuant to Section 2(e).

         (j) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement) or necessary to defend or prosecute a claim brought against or by any such persons (e.g., to establish a "due diligence" defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

         (k) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

         (m) Provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of the Initial Registration Statement and provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

         (n) Make reasonable best effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

         (o) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News or other means of dissemination reasonably expected to make such information known publicly.

         (p) Take all actions and enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as are necessary, or reasonably requested by the Majority Holders of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities (subject to the provisions of Section 2(a) pertaining to underwritten offerings); and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) the Company and the Guarantor shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as has been customarily made by the Company to underwriters in similar offerings of securities of the Company;

                  (ii) the Company and the Guarantor shall obtain opinions of counsel of the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings of the Company;

                  (iii) the Company and the Guarantor shall obtain "cold comfort" letters and updates thereof from the Company's and the Guarantor's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings of the Company;

                  (iv) the Company and the Guarantor shall, if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 6 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                  (v) the Company and the Guarantor shall deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Majority Holders of the Registrable Securities being sold and the managing underwriters, if any;

the above to be done at (x) the effectiveness of any Shelf Registration Statement (and each post-effective amendment thereto) and (y) each closing under any underwriting or similar agreement as and to the extent required thereunder.

         (q) Cause the Indenture to be qualified under the TIA not later than the effective date of the Initial Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (r) Use its reasonable best efforts to cause all Common Stock to be listed on the New York Stock Exchange.

         (s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "NASD Rules") of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by: (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule
2720) to participate in the preparation of any Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield or price, as the case may be, of such Registrable Securities; (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 6 hereof; and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

         SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Guarantor with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company and the Guarantor all information required to be disclosed in order to make the information previously furnished to the Company and the Guarantor by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments, any information otherwise required by the Company and the Guarantor to comply with applicable law or regulations and any information as the Company or the Guarantor may reasonably request. Each Holder further agrees, following the termination of the Effectiveness Period, to notify the Company within thirty (30) Business Days of a request of the amount of Registrable Securities sold pursuant to any Registration Statement and, in the absence of a response, the Company shall be entitled to assume that all of the Holder's Registrable Securities were so sold.

         SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company and the Guarantor of their obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are filed or declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the Guarantor in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the fees and disbursements of one firm of legal counsel for the Holders, which shall, upon the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be a nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the internal expenses of the Company and the Guarantor (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company or the Guarantor.

         SECTION 6.        Indemnification; Contribution.

         (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each Holder of Registrable Securities and each person, if any, who controls any Initial Purchaser or any Holder of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company and the Guarantor; and

                  (iii) subject to Section 6(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of the Initial Purchasers, such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any Initial Purchaser or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) In connection with any Shelf Registration Statement in which a Holder, including, without limitation, the Initial Purchasers, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Company and the Guarantor in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company and the Guarantor, and each person, if any, who controls either the Company or the Guarantor within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain a separate firm as its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one firm (in addition to any local counsel) for the Initial Purchasers, Holders of Registrable Securities, and all persons, if any, who control the Initial Purchasers or Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one firm (in addition to any local counsel) for the Company and the Guarantor, their directors, and each person, if any, who controls either the Company or the Guarantor within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the event a separate firm is retained for the Initial Purchasers, Holders of Registrable Securities, and control persons of any Initial Purchaser and Holders of Registrable Securities, such firm shall be designated in writing by the Initial Purchasers. In the event a separate firm is retained for the Company and the Guarantor, and such directors, officers and control persons of the Company or the Guarantor, such firm shall be designated in writing by the Company and the Guarantor. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its written consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party describing any unpaid balance it believes is unreasonable and the reasons therefor, in each case prior to the date of such settlement.

         (e) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Guarantor on the one hand and the Holders of the Registrable Securities or the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Holder of the Registrable Securities or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 6, no Holder of any Registrable Securities shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 6(e), each person, if any, who controls any Initial Purchaser or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers or such Holder, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

         SECTION 8.        Miscellaneous

         (a) No Conflicting Agreements. Neither the Company nor the Guarantor is, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company and the Guarantor represent and warrants that the rights granted to the Holders of

Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor have obtained the written consent of the Majority Holders of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Majority Holders of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon telephonic confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made by certified mail, return receipt requested, to the parties as follows:

         if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

         if to a Notice Holder, at the most current address given by such Holder to the Company and the Guarantor in a Notice and Questionnaire or any amendment thereto;

         if to the Company or the Guarantor, to:

                           c/o American Financial Group, Inc.
                           One East Fourth Street, Suite 919
                           Cincinnati, OH 45202
                           Telephone No. (513) 579-2121
                           Facsimile No. (513) 579-0108
                           Attention: Deputy General Counsel
         and

                           Keating Muething & Klekamp
                           One East Fourth Street, 14th Floor
                           Cincinnati, OH 45202
                           Telephone No. (513) 579-6599
                           Facsimile No. (513) 579-6956
                           Attention:  Mark A. Weiss

         and

         if to the Initial Purchasers, to:

                           Merrill Lynch & Co.,
                           Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                           New York, New York 10080
                           Telephone No. (212) 449-8333
                           Facsimile No. (212) 449-6739
                           Attention: Jeff Consolino

and

                           UBS Warburg LLC
                           299 Park Avenue, 34th Floor
                           New York, New York 10171
                           Telephone: 212-821-3750
                           Facsimile: 212-821-4610
                           Attention: Richard Ng-Yow

and

                           Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, New York 10010
                           Telephone: 212-538-8218
                           Facsimile: 212-448-3236
                           Attention: Mark Ellman

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

         (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and in respect of the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. This Agreement supersedes all prior or contemporaneous agreements and undertakings, written or oral, among the parties with respect to such registration rights.

         (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                        Very truly yours,

                                        AMERICAN FINANCIAL GROUP, INC.

                                        By ____________________________
                                           Name:
                                           Title:

                                        Very truly yours,

                                        AMERICAN FINANCIAL CORPORATION

                                        By ____________________________
                                           Name:
                                           Title:

Accepted as of the date
first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By: ____________________________
    Name:
    Title:

Accepted as of the date
first above written:

UBS WARBURG LLC

By: ____________________________
    Name:
    Title:

By: ____________________________
    Name:
    Title:

Accepted as of the date
first above written:

CREDIT SUISSE FIRST BOSTON LLC

By: ____________________________
    Name:
    Title: